EXHIBIT 24.2
            Consent of Vocker Kristofferson & Company

            CONSENT OF VOCKER KRISTOFFERSON & COMPANY


We hereby consent to the use of our report dated February 18, 1997, with respect to the balance sheet of AeroCentury Fund IV, Inc. in the Prospectus and Registration Statement filed on Form SB-2 for AeroCentury Fund IV, Inc. We also consent to the reference to our firm under the caption "EXPERTS" in the Prospectus.

                                /s/ VOCKER KRISTOFFERSON & CO.
                                ------------------------------
                                Vocker Kristofferson & Co.

                                February 18, 1997